As filed with the U.S. Securities and Exchange Commission on February 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	36-0781620
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Baxter Parkway

Deerfield, Illinois 60015

(224) 948-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel T. Grade

Executive Vice President and Chief Financial Officer

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

(224) 948-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ellen K. Bradford Senior Vice President and Corporate Secretary Baxter International Inc. One Baxter Parkway Deerfield, Illinois 60015 (224) 948-2000	Catherine M. Clarkin Ari B. Blaut Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Baxter International Inc.

Common Stock Preferred Stock Debt Securities Warrants

Units

By this prospectus, the securities listed above may be offered and sold by us from time to time. Our common stock is listed on the New York Stock Exchange and trades under the symbol “BAX.”

This prospectus describes some of the general terms that may apply to the securities that we may offer. Each time we offer any securities pursuant to this prospectus, we will provide you with the specific information about the offering and the specific terms, amounts and offering prices of the securities being offered in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2, and, if applicable, any risk factors included in the applicable prospectus supplement and in the periodic reports and other information we file with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus for a discussion of certain risks you should consider before deciding to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 25, 2025.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents, as applicable. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may, at any time and from time to time, in one or more offerings, sell common stock, preferred stock, debt securities, warrants and units up to an indeterminate total dollar amount under this prospectus.

The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities offered pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” before making an investment decision.

Except as otherwise indicated, references in this prospectus to “Baxter,” “we,” “us” and “our” are to Baxter International Inc. and its subsidiaries.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, and in all other information appearing in this prospectus, the applicable prospectus supplement or incorporated by reference herein or therein. Material risks and uncertainties that management believes affect Baxter will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties which we are unaware of that could adversely affect our business, financial condition or results of operations. This prospectus is qualified in its entirety by these risk factors.

FORWARD-LOOKING STATEMENTS

This prospectus includes and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “intend,” “may,” “plan,” “expect” and similar expressions. The statements are based on assumptions about many important factors, including the factors identified elsewhere in this prospectus, the applicable prospectus supplement or our most recent Annual Report on Form 10-K, including those factors described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in other filings with the SEC that are incorporated by reference herein. Actual results may differ materially from those projected in the forward-looking statements. We do not undertake to update our forward-looking statements, except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available through our website at http://www.baxter.com. However, information on our website is not a part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act, and the rules and regulations promulgated thereunder. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

The SEC allows us to “incorporate by reference” in this prospectus information that we file with it, which means that we are disclosing important business and financial information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later. This prospectus incorporates by reference the documents filed by us listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 21, 2025;

•	Our Current Reports on Form 8-K filed on January 31, 2025, February 3, 2025 (SEC Accession No. 0001628280-25-003388) and February 3, 2025 (Item 5.02 only) (SEC Accession No. 0001193125-25-018871);

•

The portions of our Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Stockholders, filed on March  25, 2024, which are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023; and

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The description of our common stock, $1.00 par value per share, contained in the registration statement filed with the SEC under Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

You may also request a copy of those filings, excluding exhibits unless such exhibits are specifically incorporated by reference, at no cost by writing or telephoning us at the following address:

Corporate Secretary

Baxter International Inc. One Baxter Parkway Deerfield, Illinois 60015

(224) 948-2000

THE COMPANY

Baxter, through its subsidiaries, provides a broad portfolio of essential healthcare products, including sterile intravenous solutions; infusion systems and devices; parenteral nutrition therapies; inhaled anesthetics; generic injectable pharmaceuticals; surgical hemostat and sealant products, advanced surgical equipment; smart bed systems; patient monitoring and diagnostic technologies; and respiratory health devices. These products are used by hospitals, nursing homes, rehabilitation centers, ambulatory surgery centers, doctors’ offices, kidney dialysis centers and patients at home under physician supervision. Our global footprint and the critical nature of our products and services play a key role in expanding access to healthcare in emerging and developed countries. As of December 31, 2024, after giving effect to the sale of our Kidney Care business on January 31, 2025, we manufactured products in over 20 countries and sold them in over 100 countries.

Baxter International Inc. was incorporated under Delaware law in 1931. Our principal executive offices are located at One Baxter Parkway, Deerfield, Illinois 60015 and our telephone number is (224) 948-2000.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “BAX.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment and refinancing of debt, acquisitions, additions to working capital, capital expenditures, stock repurchase programs and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material rights of our capital stock and related provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Bylaws, as amended (the “Bylaws”), and the provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, which we have included as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Under our Certificate of Incorporation, we have authority to issue 2,100,000,000 shares of capital stock, consisting of 2,000,000,000 shares of common stock, par value $1.00 per share, and 100,000,000 shares of preferred stock, no par value. As of February 13, 2025, Baxter had 511,624,996 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The ability of our board of directors to declare and pay dividends on our common stock is subject to the laws of the state of Delaware and the availability of funds.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of record held on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities.

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future. As of the date of this prospectus, there are no shares of preferred stock outstanding.

Section 203 of the DGCL

Baxter is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner or a certain level of stock is acquired upon consummation of the transaction in which the person became an interested stockholder. A business combination includes, among other things, a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203 of the DGCL, a business combination between Baxter and an interested stockholder is prohibited during the relevant three-year period unless it satisfies one of the following conditions:

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prior to the time the stockholder became an interested stockholder, the Baxter board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Baxter’s voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers); or

•

the business combination is approved by the Baxter board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of outstanding voting stock that is not owned by the interested stockholder.

Certain Anti-Takeover Matters

The Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Baxter board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Board of Directors

Vacancies and newly created seats on the board of directors may only be filled by the board of directors. Subject to limitations contained in the Certificate of Incorporation, only the board of directors may determine the number of directors on the board of directors. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board of directors makes it more difficult to change the composition of the board of directors, but these provisions promote a continuity of existing management.

Advance Notice Requirements

The Bylaws establish advance notice procedures with regard to stockholder proposals and nomination of candidates for election as directors to be brought before meetings of Baxter stockholders. These procedures provide that notice of such stockholder proposals and nominations must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Baxter (a) in the case of proposals and nominations (other than nominations under our proxy access bylaw) proposed to be brought before an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year and (b) in the case of nominations proposed to be brought before a special meeting called by the board of directors for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the special meeting was mailed or public disclosure of the date of meeting was made, whichever occurs first. The notice must contain certain information specified in the Bylaws.

Proxy Access

The Bylaws provide that eligible stockholders can nominate candidates for election to the board of directors if such stockholders comply with the requirements contained in our Bylaws within the designated time periods. Generally, under the proxy access provisions of our Bylaws, any stockholder (or group of up to 20 stockholders)

who has continuously held of record for at least three years Net Long Shares (as defined below) representing 3% or more of our outstanding common stock may nominate up to two individuals or 20% of our board of directors, whichever is greater, as director candidates for election to the board of directors, and require us to include their nominees in our annual meeting proxy statement if the stockholders and nominees satisfy the requirements contained in our Bylaws. “Net Long Shares” is defined as the number of shares beneficially owned, directly or indirectly, by a stockholder that constitute such stockholder’s “net long position” as defined in Rule 14e-4 under the Exchange Act, subject to certain exceptions in our Bylaws. These procedures provide that notice of these nominees must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Baxter no earlier than the close of business 150 calendar days and no later than the close of business 120 calendar days before the first anniversary of the date of our proxy statement in connection with the previous year’s annual meeting. The notice must contain certain information specified in the Bylaws.

Special Meetings of Stockholders

The Bylaws provide that special meetings of the stockholders may be called by the board of directors, the chair of the board of directors, the chief executive officer or the corporate secretary upon receipt of a request in proper written form from one or more stockholders who have continuously held of record for at least one year Net Long Shares representing at least 15% of our outstanding common stock entitled to vote at the meeting. The Bylaws also impose certain procedural requirements on stockholders seeking to request a special meeting, including requirements related to the information that must be included in any special meeting request and the timing of such requests in order to prevent duplicative or unnecessary meetings.

Stockholder Action By Written Consent

The Certificate of Incorporation permits any stockholder action required or permitted to be taken by a vote of the stockholders at an annual or special meeting to be taken without a meeting, without prior notice and without a vote if written consents setting forth the action so taken and signed by the holders of record of the outstanding shares of our common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted are delivered to Baxter in accordance with the procedures set forth in the Certificate of Incorporation and applicable law. The Certificate of Incorporation imposes certain procedural requirements and limitations on stockholders seeking to authorize a stockholder action by written consent, including a requirement that a stockholder of record must first submit a written request to have the board of directors fix a record date for such action that is signed by one or more stockholders who have continuously held of record for at least one year Net Long Shares representing at least 25% of our outstanding common stock entitled to vote on the matter as well as other requirements related to timing, subject matter, the manner of solicitation and delivery and effectiveness of written consents.

Amendment of Certificate of Incorporation and Bylaws

Our Certificate of Incorporation may be amended pursuant to Section 242 of the DGCL. Our Bylaws may be amended (a) by the board of directors by the affirmative vote of a majority of directors present at any meeting of the board of directors at which a quorum is present or by unanimous written consent in lieu of a meeting or (b) by stockholders by the affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter at any annual or special meeting of the stockholders at which a quorum is present or in accordance with the procedures for stockholder action by written consent.

Blank Check Preferred Stock

The Certificate of Incorporation provides for 100,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Baxter by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Baxter or otherwise determines it is in the best interests of Baxter to issue preferred stock, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock, as dividends payable to preferred stockholders are typically senior to those that may be declared on shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control. The board of directors currently does not intend to seek stockholder approval prior to any issuance of shares of preferred stock, unless otherwise required by law.

Listing

Our common stock is listed on the New York Stock Exchange and trades under the symbol “BAX.”

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A.

We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.

Preferred Stock

Under our Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series. To establish a series of preferred stock, our board of directors must set the terms thereof. We may sell shares of our preferred stock, no par value, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under the indenture, dated as of July 29, 2021, between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, as subsequently supplemented. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture. The indenture is incorporated by reference as an exhibit to the registration statement relating to this prospectus and you should refer to the indenture for provisions that may be important to you. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to Baxter and not to any of our subsidiaries.

You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture (supplemented, as applicable) before investing in our debt securities.

General

We may issue debt securities at any time and from time to time in one or more series without limitation on the aggregate principal amount. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by Baxter for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange, redemption or repayment of the debt securities, but Baxter may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Terms

We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•	any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

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the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

•	any provisions for redemption of the debt securities;

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any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•	the terms of any right to convert or exchange the debt securities, either at our option or at the option of the holder, into or for shares of our common stock or other securities or property;

•	the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any integral multiple of $1,000;

•	the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	the applicability of the provisions described below under “—Satisfaction and Discharge” or such other means of satisfaction or discharge;

•

any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•	the appointment of any paying agents for the debt securities, if other than the trustee;

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if varying from the description herein, whether we will issue the debt securities in the form of temporary or permanent global securities, the depositories for the global securities and provisions for exchanging or transferring the global securities;

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any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•	any deletion from or addition to or change in the covenants in the indenture;

•	any restriction or condition on the transferability of the debt securities;

•	any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

•	any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; and

•	any other terms of the debt securities consistent with the indenture.

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. currency.

Ranking

Unless otherwise indicated in the prospectus supplement, the debt securities offered by this prospectus will:

•	be our general unsecured obligations,

•	rank equally with all of our other unsecured and unsubordinated indebtedness, and

•	with respect to the assets and earnings of our subsidiaries, effectively rank junior to all of the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the debt securities. Unless otherwise indicated in the prospectus supplement, none of our subsidiaries will guarantee or have any obligations with respect to the debt securities. Therefore, Baxter’s rights and the rights of Baxter’s creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Subject to compliance with the applicable requirements set forth in the indenture, we may discharge our obligations under the indenture with respect to our debt securities as described below under “—Defeasance and Covenant Defeasance.”

Optional Redemption

Unless otherwise indicated in the prospectus supplement, the debt securities will be redeemable in whole or in part, at the option of Baxter, at any time at a redemption price set forth in the prospectus supplement to be determined at the time the debt securities are issued. Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed. Unless a default occurs in payment of the redemption price, from and after the redemption date interest will cease to accrue on the debt securities or portions thereof called for redemption.

Certain Covenants

Restrictions on the Creation of Secured Debt. Unless otherwise indicated in the prospectus supplement, Baxter will not, and will not cause or permit any restricted subsidiary to, create, incur, assume or guarantee any indebtedness that is secured by a security interest in any principal facilities of Baxter or any restricted subsidiary or in shares of stock owned directly or indirectly by Baxter in any restricted subsidiary or in indebtedness for money borrowed by one of its restricted subsidiaries from Baxter or another of the restricted subsidiaries (“secured debt”) unless the debt securities then outstanding and any other indebtedness of or guaranteed by Baxter or such restricted subsidiary then entitled to be so secured is secured equally and ratably with or prior to any and all other obligations and indebtedness thereby secured, with exceptions as listed in the indenture. These restrictions do not apply to indebtedness secured by:

•

any security interest on any property which is a parcel of real property at a manufacturing plant, a warehouse or an office building and which is acquired, constructed, developed or improved by Baxter or a restricted subsidiary, which security interest secures or provides for the payment of all or any part of the acquisition cost of the property or the cost of the construction, development or improvement of the property and which security interest is created prior to, at the same time as, or within 120 days after (i) in the case of the acquisition of property, the completion of the acquisition of the property and (ii) in the case of construction, development or improvement of property, the later to occur of the completion of such construction, development or improvement or the commencement of operation, use or commercial production of the property;

•

any security interest on property existing at the time of the acquisition of such property by Baxter or a restricted subsidiary, which security interest secures obligations assumed by Baxter or a restricted subsidiary;

•	any security interest arising from conditional sales agreements or title retention agreements with respect to property acquired by Baxter or any restricted subsidiary;

•

security interests existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time the corporation or firm becomes a restricted subsidiary or is merged or consolidated with Baxter or a restricted subsidiary or at the time the corporation or firm sells, leases or otherwise disposes of its property as an entirety or substantially as an entirety to Baxter or a restricted subsidiary;

•	security interests securing indebtedness of a restricted subsidiary to Baxter or to another restricted subsidiary;

•	mechanics’ and other statutory liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith;

•	security interests arising by reason of deposit with, or the giving of any form of security to, any governmental agency which is required by law as a condition to the transaction of any business;

•

security interests for taxes, assessments or governmental charges or levies not yet delinquent or security interests for taxes, assessments or governmental charges or levies already delinquent but which are being contested in good faith;

•

security interests arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested in good faith and, in the case of judgment liens, the execution has been stayed;

•	landlords’ liens on fixtures located on premises leased by Baxter or a restricted subsidiary in the ordinary course of business;

•

security interests arising in connection with contracts and subcontracts with or made at the request of the United States, any state of the United States, or any department, agency or instrumentality of the United States or any state of the United States;

•

security interests that secure an obligation issued by the United States or any state, territory or possession of the United States or any of their political subdivisions or the District of Columbia, in connection with the financing of the cost of construction or acquisition of a principal facility or a part of a principal facility;

•	security interests by reason of deposits to qualify Baxter or a restricted subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of, or comply with, laws;

•

the extension of any security interest existing on the date of the indenture on a principal facility to additions, extensions or improvements to the principal facility and not as a result of borrowing money or the securing of indebtedness incurred after the date of the indenture; or

•

any extension, renewal or refunding, or successive extensions, renewals or refundings, in whole or in part of any secured debt secured by any security interest listed above, provided that the principal amount of the secured debt secured thereby does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that the security interest securing the secured debt is limited to the property which, immediately prior to the extension, renewal or refunding, secured the secured debt and additions to the property.

For purposes of the indenture, “principal facilities” are any manufacturing plants, warehouses, office buildings and parcels of real property owned by Baxter or any restricted subsidiary, provided each such facility has a gross book value, without deduction for any depreciation reserves, in excess of 2% of Baxter’s consolidated net tangible assets other than any facility that is determined by Baxter’s board of directors to not be of material importance to the business conducted by Baxter and its subsidiaries taken as a whole. For purposes of the indenture, “consolidated net tangible assets” are the total amount of assets that would be included on Baxter’s consolidated balance sheet under U.S. generally accepted accounting principles after deducting all short-term liabilities and liability items, except for indebtedness payable more than one year from the date of incurrence and all goodwill, trade names, trademarks, patents, unamortized debt discount and unamortized expense incurred in the issuance of debt and other like intangibles, except for prepaid royalties.

Notwithstanding the limitations on secured debt described above, Baxter and any restricted subsidiary may create, incur, assume or guarantee secured debt, without equally and ratably securing the debt securities, provided that the sum of such secured debt and all other secured debt entered into after the date of the indenture, other than secured debt permitted as described in the bullet points above, does not exceed 15% of Baxter’s consolidated net tangible assets.

For purposes of the indenture, a “restricted subsidiary” is any corporation in which Baxter owns voting securities entitling it to elect a majority of the directors and which is either designated as a restricted subsidiary in accordance with the indenture or:

•	existed as such on the date of the indenture or is the successor to, or owns, any equity interest in, a corporation which so existed;

•	has its principal business and assets in the United States;

•

the business of which is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes; and

•	does not have assets substantially all of which consist of securities of one or more corporations which are not restricted subsidiaries.

Restrictions on Mergers, Consolidations and Transfers of Assets. Unless otherwise indicated in the prospectus supplement, Baxter will not consolidate with or merge into or sell, transfer or lease all or substantially all of its properties and assets to another person unless:

•	in the case of a merger, Baxter is the surviving corporation; or

•

the person into which Baxter is merged or which acquires all or substantially all of the properties and assets of Baxter expressly assumes the payment of principal of, and premium, if any, and interest on the debt securities and Baxter’s other obligations under the indenture.

Upon any of the consolidation, merger or transfer, the successor corporation will be substituted for Baxter under the indenture. The successor corporation may then exercise all of the powers and rights of Baxter under the indenture, and Baxter will be released from all of its obligations and covenants under the debt securities and the indenture. If Baxter leases all or substantially all of its assets, the lessee corporation will be the successor and may exercise all of the respective powers and rights under the indenture but Baxter will not be released from its obligations and covenants under the debt securities and the indenture.

Events of Default

The indenture defines an “event of default” with respect to any series of debt securities. Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:

•	our failure to pay interest on any of the debt securities of that series when due, and continuance of the default for a period of 30 days;

•	our failure to pay principal or premium, if any, on any of the debt securities of that series when due, whether at maturity or otherwise;

•	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

•

our failure to perform, or our breach, of any covenant or warranty in the indenture in respect of that series, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;

•	specified events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default we may provide for that series.

The indenture provides that, notwithstanding anything to the contrary therein, with respect to any default or event of default, the words “exists,” “is continuing” or similar expressions with respect thereto mean that the default or event of default has occurred and has not yet been cured or waived; provided that any court of competent jurisdiction may (x) extend or stay any grace period prior to when any actual or alleged default becomes an actual or alleged event of default or (y) stay the exercise of remedies by the trustee upon the occurrence of an actual or alleged event of default, in each case, in accordance with the requirements of applicable law. If any default or event of default occurs due to (i) our failure to take any action by a specified time, such default or event of default shall be deemed to have been cured at the time, if any, that we take such action or (ii) the taking of any action by us that is not then permitted by the terms of the indenture, such default or event of default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under the indenture, including pursuant to an applicable amendment or waiver permitting such action, or otherwise and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by the indenture (including after giving effect to any amendments or waivers).

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to a series of debt securities, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities.

The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, and accrued and unpaid interest, if any, on, the debt securities in that series to be due and payable immediately. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.

A notice of event of default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of event or default. Any notice of event of default, notice of acceleration or instruction to the trustee to provide a notice of event of default, notice of acceleration or to take any other action (a “Noteholder Direction”) provided by any one or more holders of the notes (other than a

Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such holder to Baxter and the trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of event of default shall be deemed repeated at all times until the resulting event of default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, provide Baxter with such other information as Baxter may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, Baxter determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee an officers’ certificate stating that Baxter has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation and seeking to invalidate any event of default that resulted from the applicable Noteholder Direction, the cure period with respect to such event of default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, Baxter provides to the trustee an officers’ certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default shall be automatically stayed and the cure period with respect to any event of default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such event of default shall be deemed never to have occurred, acceleration shall be voided and the trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or event of default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the trustee during the pendency of an event of default as the result of bankruptcy or similar proceedings shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing two paragraphs shall not apply to any holder that is a Regulated Bank.

For the avoidance of doubt, the trustee shall be entitled to conclusively rely on any Noteholder Direction, Position Representation, Verification Covenant, officers’ certificate or other document delivered to it pursuant to the foregoing paragraphs, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officers’ certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Regulated Banks, Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy. The trustee shall have no liability to Baxter, any holder or any other person in acting in good faith on a Noteholder Direction or to determine whether any holder has delivered a Position Representation or that such Position Representation conforms with the indenture or any other agreement or whether or not any holder is a Regulated Bank.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.

Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.

The indenture requires the annual filing with the trustee of a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of Baxter that states whether Baxter is in default under the terms, provisions or conditions of the indenture.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.

For purposes of the event of default provisions of the notes, the following terms will be applicable:

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5 billion.

“Derivative Instrument” with respect to a person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any affiliate of such person that is acting in concert with such person in connection with such person’s investment in the notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of Baxter (the “Performance References”).

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to Baxter immediately prior to such date of determination.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Screened Affiliate” means any affiliate of a holder (i) that makes investment decisions independently from such holder and any other affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Baxter or its subsidiaries, (iii) whose investment policies are not directed by such holder or any other affiliate of such holder that is acting in concert with such holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other affiliate of such holder that is acting in concert with such holders in connection with its investment in the notes.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

Modification and Waivers

The indenture permits Baxter and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on the debt securities;

•	reduce the principal of or premium, if any, on the debt securities or reduce the rate of interest on or the redemption or repurchase price of the debt securities;

•	change any place where or the currency in which the principal of, any premium or interest on, any debt security is payable;

•	impair a holder’s right to institute suit to enforce any payment on or after the stated maturity of the debt securities or, in the case of redemption, on or after the redemption date;

•

reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences;

•

make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change; or

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for common stock or other securities in accordance with its terms.

The indenture also contains provisions permitting Baxter and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets which Baxter may desire;

•	to evidence succession of another corporation to Baxter, or its successors, and the assumption by the successor corporation of the covenants, agreements and obligations of Baxter;

•

to add covenants and agreements of Baxter to those included in the indenture for the protection of holders of debt securities and to make the occurrence of a default of any such covenants or agreements a default or an event of default permitting enforcement of the remedies set forth in the indenture;

•	to add, delete or modify the events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;

•	to prohibit the authentication and delivery of additional series of debt securities under the indenture;

•	to cure any ambiguity, omission, mistake, defect or inconsistency;

•

to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture and do not adversely affect the interests of the holders of the debt securities in any material respect;

•	to establish the form and terms of debt securities of any series issued under the indenture; or

•

to evidence and provide for acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security.

In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the indenture as of a specified date:

•

the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date;

•

if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security;

•

the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above; and

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Satisfaction and Discharge

Upon the direction of Baxter, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, when:

•

either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Baxter has deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, or direct or indirect obligations of the United States (“government obligations”) in an amount sufficient to pay the entire indebtedness on the debt securities including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;

•	Baxter has paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance

Baxter may elect with respect to the debt securities issued under the indenture either:

•	to defease and be discharged from all of its obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things,

•	the obligation to register the transfer or exchange of the debt securities,

•	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

•	the obligation to maintain an office or agency in respect of the debt securities, and

•	the obligation to hold monies for payment in trust; or

•

to be released from its obligations with respect to the debt securities under specified covenants in the indenture including those described under the heading “Certain Covenants — Restrictions on the Creation of Secured Debt,” and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by Baxter with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in United States dollars or in such foreign currency in which the debt securities are specified as payable and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.

The defeasance or covenant defeasance described above will only be effective if, among other things:

•	it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Baxter is a party or is bound;

•	in the case of defeasance, Baxter will have delivered to the trustee an opinion of independent counsel confirming that:

•	Baxter has received from or there has been published by the Internal Revenue Service a ruling, or

•	since the date of the indenture there has been a change in applicable United States federal income tax law,

in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the debt securities then outstanding will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

in the case of covenant defeasance, Baxter will have delivered to the trustee an opinion of independent counsel to the effect that the holders of the debt securities then outstanding will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, Baxter will have given the trustee irrevocable instructions to redeem the debt securities on that date; and

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or event which with notice or lapse of time or both would become an event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to Baxter will have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, Baxter would remain liable to make payment of those amounts due at the time of acceleration.

Book-Entry Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”) and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the indenture.

Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indenture.

Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Baxter as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities of the series are credited on the record date (identified in the listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Baxter or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, Baxter or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.

In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s DTC account.

We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

If at any time DTC or any successor depository for the debt securities of any series notifies us that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, we will be obligated to use commercially reasonable efforts to appoint another depository for the debt securities of such series. If another depository is not appointed within 90 days, definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.

We may at any time in our sole discretion determine that the debt securities of any series shall no longer be represented by the Global Note, in which case definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.

We have appointed U.S. Bank Trust Company, National Association to act as the security registrar and paying agent and to act as depositary custodian with respect to the Global Notes. We have authorized our agents and U.S. Bank Trust Company, National Association to act in accordance with a letter of representations entered into with the depositary.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, or any successor thereto, will serve as trustee under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, shares of our preferred stock or shares of our common stock. The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. Warrants may be issued independently or together with our debt securities, shares of our preferred stock or shares of our common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of preferred stock or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the preferred stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. The particular terms of the units will be described in the applicable prospectus supplement, including, to the extent applicable, the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately, any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units and whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any one or more of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	otherwise through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers, agents or direct purchasers and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commission allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

VALIDITY OF THE SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Assessment of Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Baxter in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$ *
Accounting fees and expenses	**
Trustee’s fees and expenses	**
Legal fees and expenses	**
Printing and distribution fees	**
Transfer Agency fees	**
Rating Agency fees	**
Miscellaneous	**
Total	$ *

*	Deferred in accordance with Rule 456(b) and 457 of the Securities Act.
**

Estimated expenses are not currently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this Registration Statement. We will provide an estimate of the aggregate amount of these expenses in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article NINTH of Baxter’s Certificate of Incorporation provides that Baxter shall indemnify directors and officers of Baxter and its subsidiaries and each person who serves or served at the request of Baxter as a director, officer, employee or agent of another corporation or business association against any liability incurred as a result of such service to the fullest extent permitted by the DGCL, except in connection with actions that are commenced by a director or officer directly against Baxter or derivatively by or in the right of Baxter. Employees and agents of Baxter and any director or officer who commences an action against Baxter or a derivative action by or in the right of Baxter may be similarly indemnified and receive an advance of expenses at the discretion of the board of directors.

Baxter is also empowered by Section 102(b)(7) of the DGCL to include a provision in its Certificate of Incorporation to eliminate or limit the personal liability of directors and certain officers to Baxter or its stockholders for monetary damages for breaches of fiduciary duty as directors or officers, except for liability (i) for any breach of their duty of loyalty to Baxter or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in the case of a director, for unlawful dividend payments, stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; and (v) in the case of an officer, in any action by or in the right of Baxter. Article EIGHTH of Baxter’s Certificate of Incorporation states that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, no director or officer of Baxter shall be liable to Baxter or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

Baxter maintains insurance policies under which the directors and officers of Baxter are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers which could include liabilities under the Securities Act or the Exchange Act.

Baxter has entered into indemnification agreements with its officers and directors. These agreements provide for full indemnification, including indemnification for judgments or settlements against an officer or director in favor of Baxter, with certain exceptions. This indemnity could apply to liabilities under the Securities Act in certain circumstances.

Item 16.	Exhibits.

The following documents are filed as a part of, or incorporated by reference into, this report:

Number and Description of Exhibit

**1.1	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger, dated September 1, 2021, among Hill-Rom Holdings, Inc., the Company and Bel Air Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to Baxter International Inc.’s Current Report on Form 8-K, filed on September 2, 2021).

2.2	Equity Purchase Agreement, dated May 8, 2023, by and among Baxter International Inc., Baxter Healthcare Corporation, Baxter Deutschland Holding GmbH, Gambro Dialysatoren GmbH, Bamboo US BidCo LLC and Blitz 23-317 GmbH (incorporated by reference to Exhibit 2.1 to Baxter International Inc.’s Current Report on Form 8-K, filed on May 9, 2023).

2.3	Equity Purchase Agreement, dated August 12, 2024, by and among the Company, Spruce Bidco I. Inc., Spruce Bidco II, Inc., Spruce Bidco I Limited and CP Spruce Holdings, S.C.Sp. (incorporated by reference to Exhibit 2.1 to Baxter International Inc.’s Form 8-K, filed on July 18, 2024)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024)

3.2	Bylaws, as amended and restated on November 26, 2024 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024)

4.1	Indenture, dated as of July 29, 2021, between the Company and U.S. Bank Trust Company, National Association, as trustee for the debt securities (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, filed on July 29, 2021)

**4.2	Form of Warrant

**4.3	Form of Warrant Agreement

**4.4	Form of Unit Agreement

*5.1	Opinion of Sullivan & Cromwell LLP

*23.1	Consent of PricewaterhouseCoopers LLP

*23.2	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1)

*24.1	Powers of Attorney (included on signature page of this registration statement)

*25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee in respect of the Indenture

*107	Filing Fee Tables

*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on February 25, 2025.

BAXTER INTERNATIONAL INC.

By:	/S/ BRENT SHAFER
Brent Shafer Chair and Interim Chief Executive Officer

Each person whose signature appears below on this registration statement hereby constitutes and appoints Joel T. Grade, Baxter’s Executive Vice President and Chief Financial Officer, David S. Rosenbloom, Baxter’s Senior Vice President and General Counsel, and Ellen K. Bradford, Baxter’s Senior Vice President and Corporate Secretary, and each of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including, without limitation, post-effective amendments), and any registration statement or amendment under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 25, 2025.

Signature	Title

/S/ BRENT SHAFER Brent Shafer	Chair and Interim Chief Executive Officer (principal executive officer)

/S/ JOEL T. GRADE Joel T. Grade	Executive Vice President and Chief Financial Officer (principal financial officer)

/S/ ANITA ZIELINSKI Anita Zielinski	Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)

/S/ WILLIAM A. AMPOFO II William A. Ampofo II	Director

/S/ JEFFREY A. CRAIG Jeffrey A. Craig	Director

/S/ PATRICIA B. MORRISON Patricia B. Morrison	Director

/S/ STEPHEN N. OESTERLE, M.D. Stephen N. Oesterle, M.D.	Director

Signature	Title

/S/ STEPHEN H. RUSCKOWSKI Stephen H. Rusckowski	Director

/S/ NANCY M. SCHLICHTING Nancy M. Schlichting	Director

/S/ CATHY R. SMITH Cathy R. Smith	Director

/S/ AMY A. WENDELL Amy A. Wendell	Director

/S/ DAVID S. WILKES, M.D. David S. Wilkes, M.D.	Director